Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES 2010

FIRST QUARTER FINANCIAL RESULTS

AND QUARTERLY DIVIDEND

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (April 23, 2010) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces first quarter 2010 financial results and a quarterly dividend. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Financial Highlights:

	2010	2009
	Q1	Q4	Q1
Net income (000’s)	$1,578	$792	$955
Diluted EPS	$0.49	$0.25	$0.30
Net Interest Margin	4.48%	4.52%	3.98%
Total equity to assets	9.65%	9.65%	8.72%
Allowance for loan losses to total loans	1.56%	1.48%	1.29%
Provision for loan losses	$550	$1,450	$800

John R. Milleson, President and CEO, stated “Despite the very challenging environment in the banking world over the past 18 months, we are pleased to announce strong earnings for the first quarter of 2010. When compared to the preceding quarter and the first quarter of 2009, earnings nearly doubled even though we continue to fund our allowance for loan losses in a conservative manner. The Bank continues to be well capitalized and that will allow us to focus on several important areas during 2010, among them growth. Our newest branch, located on Pleasant Valley Road in Winchester, VA is scheduled to open this summer. This new branch will capitalize on a great location and is expected to provide more business opportunities to us as commercial growth continues to develop in this area of the market. Additionally, we will strive to build on our excellent 2009 core deposit growth in order to both maintain a strong net interest margin and provide a prudent means by which to grow the Company. We will also continue to review controllable expenses and explore methods to enhance and expand our revenue sources.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended March 31, 2010 was $5.4 million which represented a decrease of 1.65% when compared to $5.5 million for the quarter ended December 31, 2009. This slight decrease in net interest income resulted mostly from the decline in the Company’s interest and fees on loans.

Total loan interest income was $5.8 million for the quarter ended March 31, 2010, reflecting a decrease of $127,000 from the quarter ended December 31, 2009. Average loans for the quarter ended March 31, 2010 were $402.8 million compared to $400.0 million at December 31, 2009. Total average accruing loans were $397.3 million at March 31, 2010 and $397.4 million at December 31, 2009. The tax equivalent yield on average loans for the quarter ended March 31, 2010 was 5.88%, down four basis points from 5.92% for the quarter ended December 31, 2009. Interest income from the investment portfolio was $1.0 million for the quarters ended March 31, 2010 and December 31, 2009. Average investments were $98.2 million at March 31, 2010 and $98.0 million at December 31, 2009.

Total interest expense for the three months ended March 31, 2010 and December 31, 2009 was $1.4 million. The average cost of interest bearing liabilities decreased five basis points when comparing the quarter ended March 31, 2010 to the quarter ended December 31, 2009. The average balance of interest bearing liabilities increased $10.8 million from quarter ended December 31, 2009. The net interest margin was 4.48% for the quarter ended March 31, 2010 and 4.52% for the quarter December 31, 2009.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Asset Quality and Provision for Loan Losses

Non performing assets increased from $7.9 million or 1.48% of total assets at December 31, 2009 to $9.0 million or 1.64% of total assets at March 31, 2010. This increase resulted from additions to non accrual loans. During the first quarter of 2010, the Bank placed approximately 14 loans on non accrual status. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. Most of the non accrual loans are secured by real estate and have allocated specific allowances. Only one real estate asset valued at $50,000 had been foreclosed upon during the first quarter of 2010 while the Bank sold four pieces of other real estate owned recorded at a net value of $1.2 million during the same period.

Loans greater than 90 days past due decreased from $13,000 at December 31, 2009 to $2,000 at March 31, 2010. The Company realized $229,000 in net charge-offs for the quarter ended March 31, 2010 versus $376,000 for the three months ended December 31, 2009. Early in 2009, the Company developed a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible.

Provisions for loan losses were $550,000 for the three months ended March 31, 2010, compared to $1.5 million for the quarter ended December 31, 2009. The amount of provision for loan losses during each quarter reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. Given the current economic environment, it is anticipated there could be an increase in past due loans, non performing loans and other real estate owned. However, the increase is not expected to be as significant as that experienced during 2009. The Company is committed to maintaining an allowance at a level adequate to mitigate any negative impact resulting from such increases and that adequately reflects the risk inherent in the loan portfolio.

Noninterest Income and Noninterest Expense

Noninterest income was $1.4 million for the quarter ended March 31, 2010 and $1.3 million for the quarter ended December 31, 2009. Net losses of $126,000 were recognized on the sales of repossessed assets for the quarter ended March 31, 2010. A net gain of $15,000 had been recognized on the sales repossessed assets for the quarter ended December 31, 2009. Other service charges and fees increased 25.1% or $134,000 from $534,000 for the quarter ended December 31, 2009. This increase resulted mostly from the increase in ATM fees and is a product of a change in the manner the Company accounts for this revenue. In periods prior to 2010, ATM fee income had been netted against related expenses whereas ATM fees are now reflected as gross revenue. Net gains on securities sold were $98,000 for the quarter ended March 31, 2010 versus $20,000 for the quarter ended December 31, 2009.

Noninterest expense was $4.1 million for the quarter ended March 31, 2010. This represents a decrease of $305,000 or 7.0% from $4.4 million for the quarter ended December 31, 2009. The Company continues to diligently manage and monitor its other operating expenses. Other operating expenses decreased $360,000 or 31.4% when comparing the quarter ended March 31, 2010 to the quarter ended December 31, 2009. This change is due to decreases in various other expense categories including outside consulting fees and expenses associated with other real estate owned. ATM network fees increased by $62,000 when compared to the quarter ended December 31, 2009. This increase resulted from the change in the way the Company accounts for such expenses. Prior to 2010, the ATM network fees had been netted against related income.

Total Consolidated Assets

Total consolidated assets of the Company at March 31, 2010 were $549.6 million, which represented an increase of $14.2 million or 2.6% from total assets of $535.4 million at December 31, 2009. Federal funds sold increased $16.5 million from $179,000 at December 31, 2009. Total loans remained relatively unchanged from $404.0 million at December 31, 2009. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has accepted in the loan portfolio.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $16.4 million to $414.6 million at March 31, 2010 from $398.1 million at December 31, 2009. The Company held $19.9 million in brokered deposits at March 31, 2010. At December 31, 2009 brokered deposits were $9.9 million.

Securities sold under agreement to repurchase were $14.6 million at March 31, 2010 and $14.0 million at December 31, 2009. Borrowings with the Federal Home Loan Bank of Atlanta were $57.3 million at March 31, 2010 and $62.3 million at December 31, 2009.

Equity

Shareholders’ equity at March 31, 2010 was $53.1 million and $51.6 million at December 31, 2009. The book value of the Company at March 31, 2010 was $16.42 per common share. Total common shares outstanding were 3,231,964 at March 31, 2010. On April 21, 2010, the board of directors declared a $0.17 per common share cash dividend for shareholders of record as of April 30, 2010 and payable on May 14, 2010.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS	For the Three Months Ended
	1Q10	4Q09	3Q09	2Q09	1Q09

Net Income (dollars in thousands)	$1,578	$792	$790	$904	$955
Earnings per share, basic	$0.49	$0.25	$0.25	$0.29	$0.30
Earnings per share, diluted	$0.49	$0.25	$0.25	$0.28	$0.30

Return on average total assets	1.19%	0.59%	0.60%	0.71%	0.74%
Return on average total equity	12.17%	6.15%	6.33%	7.80%	8.27%
Dividend payout ratio	34.69%	68.00%	68.00%	58.62%	56.67%
Fee revenue as a percent of total revenue	19.93%	18.06%	11.35%	15.44%	15.13%

Net interest margin(1)	4.48%	4.52%	4.51%	4.24%	3.98%
Yield on average earning assets	5.61%	5.67%	5.73%	5.67%	5.66%
Yield on average interest-bearing liabilities	1.44%	1.49%	1.56%	1.82%	2.12%
Net interest spread	4.17%	4.18%	4.17%	3.85%	3.54%
Tax equivalent adjustment to net interest income (dollars in thousands)	$204	$191	$195	$187	$182

Non-interest income to average assets	1.02%	0.96%	0.67%	0.95%	0.92%
Non-interest expense to average assets	3.05%	3.26%	3.20%	3.10%	2.92%

Efficiency ratio(2)	58.01%	62.43%	60.82%	62.88%	63.04%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. Total non interest income, excluding gains and losses on the investment portfolio, for the quarter ended March 31, 2010 was $1.3 million. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended December 31, September 30, June 30, and March 31, 2009, was $1.3 million, $1.3 million, $1.3 million and $1.2 million, respectively. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	1Q10	4Q09	3Q09	2Q09	1Q09
BALANCE SHEET RATIOS
Loans to deposits	97.56%	101.50%	104.31%	102.20%	96.85%
Average interest-earning assets to average-interest bearing liabilities	128.13%	129.55%	136.59%	126.56%	125.56%
PER SHARE DATA
Dividends	$0.17	$0.17	$0.17	$0.17	$0.17
Book value	$16.42	$16.14	$15.88	$15.28	$14.74
Tangible book value	$16.40	$16.13	$15.88	$15.26	$14.71
SHARE PRICE DATA
Closing price	$18.00	$15.75	$15.35	$15.00	$14.60
Diluted earnings multiple(1)	1.10	0.98	0.97	0.98	0.99
Book value multiple(2)	1.10	0.98	0.97	0.98	0.99
COMMON STOCK DATA
Outstanding shares at end of period	3,231,964	3,199,636	3,190,304	3,180,899	3,167,250
Weighted average shares outstanding	3,227,129	3,194,970	3,185,806	3,169,197	3,162,666
Weighted average shares outstanding, diluted	3,232,700	3,202,595	3,193,758	3,172,659	3,166,620
CAPITAL RATIOS
Total equity to total assets	9.65%	9.65%	9.72%	9.30%	8.72%
CREDIT QUALITY
Net charge-offs to average loans	0.23%	0.37%	0.14%	0.43%	0.08%
Total non-performing loans to total loans	1.84%	1.27%	0.34%	0.54%	1.52%
Total non-performing assets to total assets	1.64%	1.48%	0.81%	0.82%	1.30%
Non-accrual loans to:
total loans	1.84%	1.26%	0.27%	0.53%	1.10%
total assets	1.35%	0.95%	0.20%	0.39%	0.80%
Allowance for loan losses to:
total loans	1.56%	1.48%	1.25%	1.13%	1.29%
non-performing assets	69.85%	75.46%	116.68%	102.74%	72.12%
non-accrual loans	84.62%	117.08%	458.66%	213.60%	116.66%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$2	$13	$284	$50	$1,624
Non-accrual loans	7,434	5,099	1,067	2,052	4,293
Other real estate owned and repossessed assets	1,571	2,799	2,845	2,164	1,027
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$281	$448	$617	$1,727	$361

(Recoveries)	(52)	(72)	(79)	(52)	(48)
Net charge-offs (recoveries)	229	376	537	1,675	313
PROVISION FOR LOAN LOSSES (dollars in thousands)	$550	$1,450	$1,050	$1,050	$800
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$5,970	$4,896	$4,383	$5,008	$4,521
Provision	550	1,450	1,050	1,050	800
Net charge-offs (recoveries)	229	376	537	1,675	313
Balance at the end of period	$6,291	$5,970	$4,896	$4,383	$5,008

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 3/31/2010	Audited 12/31/2009	Unaudited 9/30/2009	Unaudited 6/30/2009	Unaudited 3/31/2009

Assets
Cash and due from banks	$7,699	$7,354	$8,625	$7,841	$7,425
Federal funds sold	16,686	179	—	—	16,679
Securities available for sale, at fair value	100,148	101,210	97,882	101,884	101,796
Loans, net of allowance for loan losses	398,134	398,096	387,418	385,200	383,632
Bank premises and equipment, net	14,984	14,778	14,980	15,006	15,165
Other assets	11,904	13,768	12,180	12,679	10,685

Total assets	$549,555	$535,385	$521,085	$522,610	$535,382

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$91,477	$90,575	$87,105	$83,985	$83,180
Savings and interest bearing demand deposits	171,317	170,485	159,928	154,072	153,629
Time deposits	151,765	137,047	128,565	143,129	164,471

Total deposits	$414,559	$398,107	$375,598	$381,186	$401,280
Federal funds purchased and securities sold under agreements to repurchase	14,628	14,016	21,807	$19,791	14,717
Federal Home Loan Bank advances	57,250	62,250	62,250	62,250	62,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	2,847	2,152	3,548	3,555	3,244
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$496,501	$483,742	$470,420	$473,999	$488,708

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,045	7,999	7,976	7,952	7,918
Surplus	8,559	8,504	8,307	8,085	7,872
Retained earnings	35,079	34,048	33,804	33,558	33,194
Accumulated other comprehensive income	1,371	1,092	578	(984)	(2,310)

Total shareholders’ equity	$53,054	$51,643	$50,665	$48,611	$46,674

Total liabilities and shareholders’ equity	$549,555	$535,385	$521,085	$522,610	$535,382

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, dollars in thousands)

	For the Three Months Ended,
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Interest and Dividend Income
Interest and fees on loans	$5,807	$5,934	$5,765	$5,698	$5,604
Interest on federal funds sold	3	1	2	3	4
Interest and dividends on securities available for sale:
Taxable interest income	595	617	666	748	753
Interest income exempt from federal income taxes	328	304	307	298	285
Dividends	111	113	116	119	113
Interest on deposits in banks	—	—	1	2	—

Total interest and dividend income	$6,844	$6,969	$6,857	$6,868	$6,759

Interest Expense
Interest on deposits	$784	$806	$826	$1,080	$1,328
Interest on federal funds purchased and securities sold under agreements to repurchase	98	98	102	95	97
Interest on Federal Home Loan Bank advances	455	464	484	530	564
Interest on trust preferred capital notes	77	80	82	79	78

Total interest expense	$1,414	$1,448	$1,494	$1,784	$2,067

Net interest income	$5,430	$5,521	$5,363	$5,084	$4,692
Provision For Loan Losses	550	1,450	1,050	1,050	800

Net interest income after provision for loan losses	$4,880	$4,071	$4,313	$4,034	$3,892

Noninterest Income
Income from fiduciary activities	$240	$174	$200	$204	$240
Service charges on deposit accounts	446	522	537	517	477
Other service charges and fees	668	534	634	494	486
(Loss) Gain on the sale of bank premises and equipment	—	(5)	—	—	—
(Loss) on the sale of repossessed assets	(126)	15	(50)	—	—
Gain (Loss) on sales of AFS securities	98	20	(439)	—	—
Other operating income	38	29	(4)	39	2

Total noninterest income	$1,364	$1,289	$878	$1,254	$1,205

Noninterest Expenses
Salaries and employee benefits	$2,189	$2,312	$2,493	$2,287	$2,170
Occupancy expenses	292	264	291	348	296
Equipment expenses	152	153	176	166	171
Advertising and marketing expenses	105	85	142	87	95
Stationery and supplies	65	94	52	80	85
ATM network fees	157	95	20	33	31
FDIC assessment	314	216	204	255	126
Other operating expenses	785	1,145	803	847	858

Total noninterest expenses	$4,059	$4,364	$4,181	$4,103	$3,832

Income before income taxes	$2,185	$996	$1,010	$1,185	$1,265
Income Tax Expense	607	204	220	281	310

Net income	$1,578	$792	$790	$904	$955

Earnings Per Share
Net income per common share, basic	$0.49	$0.25	$0.25	$0.29	$0.30

Net income per common share, diluted	$0.49	$0.25	$0.25	$0.28	$0.30

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended March,
	2010			2009
Assets:	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Securities:
Taxable	63,519	2,860	4.50%	68,082	3,529	5.18%
Tax-Exempt (1)	34,708	2,016	5.81%	31,189	1,750	5.61%

Total Securities	98,227	4,876	4.96%	99,271	5,279	5.32%
Loans:
Taxable	396,978	23,277	5.86%	383,241	22,451	5.86%
Tax-Exempt (1)	5,870	414	7.05%	5,776	419	7.25%

Total Loans	402,848	23,691	5.88%	389,017	22,870	5.88%
Federal funds sold	8,363	13	0.16%	8,641	17	0.20%
Interest-bearing deposits in other banks	177	1	0.56%	314	1	0.32%

Total earning assets	509,615	28,581	5.61%	497,243	28,167	5.66%

Allowance for loan losses	(5,980)			(4,606)
Total non-earning assets	36,259			33,073

Total assets	539,894			525,710

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	69,161	334	0.48%	57,565	384	0.67%
Money market accounts	62,795	443	0.71%	59,458	750	1.26%
Savings accounts	38,852	76	0.20%	34,286	160	0.47%
Time deposits:
$100,000 and more	44,651	594	1.33%	57,823	1,602	2.77%
Less than $100,000	99,159	1,734	1.75%	95,706	2,489	2.60%

Total interest-bearing deposits	314,618	3,181	1.01%	304,838	5,385	1.77%
Federal funds purchased and securities sold under agreements to repurchase	16,551	396	2.39%	15,673	394	2.51%
Federal Home Loan Bank advances	59,361	1,846	3.11%	68,278	2,287	3.35%
Trust preferred capital notes	7,217	313	4.34%	7,217	317	4.39%

Total interest-bearing liabilities	397,747	5,736	1.44%	396,006	8,383	2.12%

Noninterest-bearing liabilities:
Demand deposits	87,059			79,854
Other Liabilities	2,500			3,013

Total liabilities	487,306			478,873
Shareholders’ equity	52,588			46,837

Total liabilities and shareholders’ equity	539,894			525,710

Net interest income		22,845			19,784

Net interest spread			4.17%			3.54%
Interest expense as a percent of average earning assets			1.13%			1.69%
Net interest margin			4.48%			3.98%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

GAAP Financial Measurements:
Interest Income - Loans	$5,807	$5,934	$5,765	$5,698	$5,604
Interest Income - Securities and Other Interest-Earnings Assets	1,037	1,035	1,092	1,170	1,155
Interest Expense - Deposits	784	806	826	1,080	1,328
Interest Expense - Other Borrowings	630	642	668	704	739

Total Net Interest Income	$5,430	$5,521	$5,363	$5,084	$4,692

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$35	$35	$37	$33	$35
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	169	156	158	154	147

Total Tax Benefit on Tax-Exempt Interest Income	$204	$191	$195	$187	$182

Tax-Equivalent Net Interest Income	$5,634	$5,712	$5,558	$5,271	$4,874